Exhibit 10

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Post-Effective Amendment No. 20 to Registration Statement No. 2-78702 on Form N1-A of our report dated October 5, 2000 appearing in the Annual Report of Merrill Lynch U.S.A. Government Reserves for the year ended August 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
December 22, 2000